SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HANDY & HARMAN

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 3/19/98           25,000            35.1125
               THE GABELLI CAPITAL ASSET FUND
                                 3/18/98            6,400            35.1125
          GAMCO INVESTORS, INC.
                                 3/13/98           20,000            35.0000
                                 3/19/98           20,000            35.0625
                                 3/18/98              545-           35.0625
          GABELLI ASSOCIATES FUND
                                 3/18/98           65,000            35.0625
                                 3/17/98           47,500            35.0625
                                 3/16/98            2,000            35.0000




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.